© Health Catalyst. Confidential and Proprietary. Overview Presentation January 2024

© Health Catalyst. Confidential and Proprietary. This presentation and the accompanying oral presentation, if any, contain forward-looking statements. All statements other than statements of historical fact contained in this presentation, including statements as to future results of operations and financial position, planned products and services, business strategy and plans, objectives of management for future operations of Health Catalyst, Inc. and its subsidiaries (“Health Catalyst” or the “Company”), market size and growth opportunities, competitive position and technological and market trends, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “predicts,” “shall,” “potential,” “explore” or “continues” or the negative of these terms or other similar words. Health Catalyst has based these forward-looking statements largely on its current expectations and assumptions and on information available as of the date of this presentation. The Company assumes no obligation to update any forward-looking statements or any other information included in this presentation after the date of this presentation, except as required by law. The forward-looking statements contained in this presentation and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors include, but are not limited to, those related to our business and financial performance, the impact of macroeconomic challenges (including inflation) or public health emergencies, such as the COVID-19 pandemic, on our business and results of operations, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, our ability to compete effectively and our ability to manage growth. These risks and uncertainties may also include those described under the heading “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission (the “SEC”) and our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. In addition to the Company’s GAAP financial information, this presentation may include certain non-GAAP financial measures. The non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures set forth in in the Company’s most recent Annual Report on form 10-K and Quarterly Report on Form 10-Q on file with the SEC and our other filings with the SEC, and not to rely on any single financial measure to evaluate our business. This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to market size and growth and other industry data. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. The Company has not independently verified the statistical and other industry data generated by independent parties and contained in this presentation and, accordingly, it cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of its future performance and the future performance of the markets in which it competes are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results or outcomes to differ materially from those expressed in the estimates made by the independent parties and by Health Catalyst. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Disclaimer 2

© Health Catalyst. Confidential and Proprietary. Health Catalyst Overview 3 Integrate data in a flexible, open, and scalable platform Deliver insights on how to measurably improve Enable and accelerate data- informed improvement Comprehensive Solution Data Platform 1 Analytics Applications 2 Services Expertise 3 We are a leading provider of data and analytics technology and services to healthcare organizations Our clients, which are primarily healthcare providers, use our Solution to manage their data, derive analytical insights to operate their organizations, and produce measurable clinical, financial, and operational improvements

© Health Catalyst. Confidential and Proprietary. Our mission is to be the catalyst for massive, measurable, data-informed healthcare improvement Our flywheel represents how we accomplish our mission—our company strategy Engagement Attract, develop, and retain world-class team members by being a best place to work Data Platform Integrate data in a flexible, open, and scalable platform to power healthcare’s digital transformation Services Expertise Enable data-informed improvement by providing analytical, clinical, financial, and operational experts Begin, Renew, Expand, Refer Measurable Improvement Occurs Trust builds and customer engagement increases Analytics Applications Deliver insights on how to measurably improve through the use of analytics applications 4

Investment Highlights

Recognized industry leader in healthcare data & analytics	~$1T[(1)] WASTE	$8B+[(2)] TAM

Comprehensive solution: data platform, analytics applications & services expertise

- >300 DATA SOURCES
- Up to 100 TBs / CLIENT
- 12 APP SUITES + LIBRARY
- >1,000 ANALYTICS & DOMAIN EXPERTS

Measurable clinical, financial & operational improvements

- $1.5B IMPROVEMENTS
- 345+ CLIENT CASE STUDIES



6/YR → 25/YR

World-class team member engagement

- 94th-99th[(3)] PERCENTILE ENGAGEMENT
- 85 BEST PLACE TO WORK AWARDS

Attractive operating model

- >90%[(4)] RECURRING REVENUE
- 20%+[(5)] LONG-TERM REVENUE GROWTH TARGET
- 100%-112%[(6)] DOLLAR-BASED RETENTION RATE
- FY2023E[(7)] Adj. EBITDA POSITIVE

(1) According to estimates in 2019. Research estimates 25% of U.S. healthcare spending is wasteful in nature, implying approximately $1 trillion of waste amongst $3.8 trillion of total healthcare expenditure in 2019

(2) Health Catalyst has multiple new offerings in Tech-enabled Managed Services (TEMS), an offering area in which we have seen materially more sales and pipeline traction over the last several quarters. As a result, we are assessing the TAM (Total Addressable Market) for these offerings. Our current expectation is that the *company's total TAM is materially higher than previously estimated as a result of these TEMS offerings. More details will be provided over time.*

(3) As of September 2023

(4) In 2022

(5) Long-term annual revenue growth goal. Given the unknown timeline, impact and near-term uncertainty of macroeconomic challenges (including inflation) and public health emergencies (including the COVID-19 pandemic), we are unable to predict the extent to which such challenges and emergencies may adversely impact our business operations, financial performance, and results of operations. Please refer to our recent earnings releases and our associated Form 10-K and Form 10-Q for more details on these risks.

(6) Overall range from 2017 – 2022 for DOS Subscription Clients, as further defined in our Form 10-K (e.g., excludes clients acquired in Medicity, Able Health, Healthfinch, Vitalware, Twistle, KPI Ninja and ARMUS acquisitions and other non-DOS Subscription Clients).

(7) Estimated for FY 2023.

HealthCatalyst
© Health Catalyst. Confidential and Proprietary.
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© Health Catalyst. Confidential and Proprietary. We Solve the Key Problems Facing Healthcare Today 6 Waste & Financial Pressure ▪ A volume-based US healthcare reimbursement model with $1 trillion/year of waste (1) continues to put pressure on providers’ operating margins ▪ This has led insurers to change to a value-based reimbursement model, but this will take time Changing Economics ▪ During the next few decades, both margin pressure and the move to value-based care present economic complexity and change that require data, analytics & improvement expertise Data Complexity Time and Attendance Pharmacy Genomic Human Resources & Payroll Wearables and Monitoring Devices Socioeconomic Healthcare Information Exchange Radiology Patient Reported Outcomes Costing Claims General Ledger Patient Satisfaction Supply Chain Hospital Billing EMR (inpatient) EMR (ambulatory) Professional Billing EMR (post-acute) Clinical Specialty Systems Laboratory Managing this long-term challenge and complexity requires a strategic partner who offers an end-to-end, comprehensive solution across data, analytics & improvement, allowing health systems to focus on their core competency of care delivery (1) According to estimates in 2019. Research estimates 25% of U.S. healthcare spending is wasteful in nature, implying approximately $1 trillion of waste amongst $3.8 trillion of total healthcare expenditure in 2019

© Health Catalyst. Confidential and Proprietary. Blue Chip Client Base >520 clients(1) include academic medical centers, integrated delivery networks, community hospitals, large physician practices, ACOs, health information exchanges, health insurers, and other risk-bearing entities (1) 2022 figure; total clients inclusive of DOS Subscription and Other clients Note: Representative client list 7

Externally-Validated Industry Leadership

Broad Recognition



KLAS
CATEGORY LEADER
2019
KLAS
CATEGORY LEADER
2020
BEST IN KLAS
2021
BEST IN KLAS
CHARGEMASTER MANAGEMENT
2022



BEST IN KLAS
SOFTWARE & SERVICES
2018



KLAS
CATEGORY LEADER
SOFTWARE & SERVICES
2017

CHILMARK RESEARCH

2019 Highest Client Satisfaction



BLACK BOOK

Chilmark Healthcare Analytics Report(1)

Vendor	Product Grade	Market Grade
Allscripts	B+	B
Arcadia	A-	A-
Athenahealth	B+	B+
CareEvolution	A-	A-
Cerner	A	A-
Change Healthcare	B-	B-
eCW	C+	B-
Epic	A	A
Forward Health Group	B-	B
Health Catalyst	A	A
HealthEC	B+	C+
IBM Watson Health	B	B-
Innovaccer	B-	C+
Lightbeam	B-	B
MedeAnalytics	B	B
Medecision	C	C-
MEDITECH	B	C+
NextGen	B	B+
Optum	B+	B+
Philips	C+	C+
SCIO-EXL	C+	C-
SpectraMedix	C	C+
SPH Analytics	B-	B-

KLAS Evangelism Score(2)



44
32
HealthCatalyst
HIT Average

(1) © 2019 Chilmark Research. Source: 2019 Provider Analytics Market Trends Report.
(2) *Similar to a net promoter score, as of 12/31/22. Overall evangelism score is an average of each Health Catalyst solution's average evangelism scores.*

HealthCatalyst

© Health Catalyst. Confidential and Proprietary.

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Comprehensive Solution for Data-informed Improvement

3 Services and Improvement Expertise: *Analytical, clinical, financial, and operational experts facilitate and accelerate measurable improvement*

- Analytics Services (Data Analysts, Data Scientists, and Data Engineers)
- Domain Expertise & Education Services (Analytics, Clinical, Financial, and Operational)
- Implementation Services
- Tech-Enabled Managed Services (Chart Abstraction, Analytics, Ambulatory Ops, etc.)

2 Analytics Applications: *A robust set of applications, built on top of DOS, that generate meaningful insights for improvement*

Clinical & Quality

- **Patient Safety** (Patient Safety Monitor™)
- **Clinical Accelerators** (CAUTI, CLABSI, COPD, Diabetes, Falls, Heart Failure, Joint Replacement, Labor and Delivery, Patient Flow, Pneumonia, Readmissions, Sepsis, Stroke, etc.)
- twistle

Population Health

- **Care Management** (Care Flow™)
- **Pop Health Analytics** (Pop Analyzer™, Stratify, Pop Insights™)
- **EMR Embedded Insights** (Care Gaps & Refills)
- **Quality and Regulatory Measures** (MeasureAble™)
- **Pop Health Strategy** (Value Optimizer™)
- **Patient Engagement** (Twistle™)

Financial & Operational

- **Activity-based Costing** (PowerCosting™)
- **Revenue Improvement & Chargemaster Analytics** (VitalCDM®)
- **Labor Productivity** (PowerLabor™)
- **Revenue Integrity & Auditing** (VitalIntegrity™)
- **Price Transparency** (Hospital Price Index™)
- **Financial Accelerators** (Cost Insights, HR System, Revenue Cycle, Supply Chain, Surgical Supply, etc.)

1 Data and Analytics Platform (DOS™) : *A healthcare-specific, open, flexible, scalable and self-service platform for analytics, app development & interoperability*

Self-Service Analytics

- **AI** (Healthcare.AI™)
- **Analytics** (Pop Analyzer™)
- **Reporting** (Pop Insights™)
- **Data Entry** (IDEA™)

Benchmarking Data (Touchstone™)

- Data Warehouse
- Source Connectors
- Cloud-based
- Reusable Data Logic
- Machine Learning
- Terminology Services
- Expert Data Collections
- Text Processing
- Real-time Streaming & Interoperability
- Big Data

HealthCatalyst

© Health Catalyst. Confidential and Proprietary.

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© Health Catalyst. Confidential and Proprietary. Meaningful Investment in the Scalability, Modularity and Flexibility of Our Next-Generation Data Platform Best-in-class standardized platforms complimented by best-in-class open platforms 10 Best-in-class standardized platforms Best-in-class open platforms • Standardized use case excellence • Operational excellence (speed, cost, scale) • Tailorable for healthcare • Optimized to support your highest value use cases

© Health Catalyst. Confidential and Proprietary. 11 Next-Generation Data Platform: Highlights

Next-Generation Data Platform: Architecture © Health Catalyst. Confidential and Proprietary. 12

Leveraging Healthcare.AI

Health Catalyst has invested in machine learning and augmented intelligence models over the past few years, primarily through its Healthcare.AI DOS module

Healthcare.AI™ by Health Catalyst

- Deployment of machine learning/predictive models to optimize client workflows. Examples include:
  - Point of care (e.g., readmission prevention)
  - Point of service (e.g., financial assistance predictive models)
  - Revenue generation (e.g., marketing outreach)
  - Management (e.g., forecasting and budgeting)
  - Operations (e.g., COVID and staffing "war rooms")
- **Impact:** Helping healthcare leaders face an unprecedented list of increasingly critical issues across revenue, cost, and quality



Level 5: Prescriptive Optimization
Learn from data to drive future improvements
—Problem Refinement, Learning Design, Simulation—
Level 4: Retrospective Comparison
Compare performance over time or against peers to refine improvement interventions
—Statistical modeling, group differences, confounding, causation, sensitivity analysis—
Level 3: Optimizing Predictive Models
Optimize predictive models to maximize insight and drive better decisions
—Functional, Operational, and Contextual Model Understanding—
Level 2: Choosing/Building Predictive Models
Choose or tailor predefined predictive models, or build your own
—Regression, Random forest, Neural Net, Model Efficiency—
Level 1: Analytics Integration (Self-Service)
Integrate AI techniques into your everyday analytic tools for one-touch access
—SPC, Forecast, Forest Plots, Correlation, Power Analysis, Risk Adjustment, Peer Finding—
Expansive AI™ Framework

Tailwinds

- Health Catalyst will continue to differentiate itself by leveraging cross-industry technologies and layering them on top of healthcare-specific content for end markets
- Anticipate AI integration will increasingly play a role in tech enablement and improved efficiency of TEMS relationships
- Importance of clean, comprehensive data sets for AI use cases serves as a long-term tailwind for our data platform
- The increasing prevalence of AI will increase the necessity for technology expert services as well as seamless integration with business intelligence tools

Generative AI

- Health Catalyst is actively leveraging Generative AI for internal efficiency use-cases including
  - Chart abstraction for registries and related submissions
  - Code generation and translation
- Generative AI can enable clients to make data-informed decisions to increase quality, speed, and cost of healthcare delivery
  - Building on Health Catalyst reputation of improvement, optimization, and ensuring aims are met
  - Helping clients convert hopes and concerns into plans and measurable improvement

HealthCatalyst

© Health Catalyst. Confidential and Proprietary.

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Leveraging Healthcare.AI DOS Platform Module

High-Value Analytics Enables Users to See What Is Right In Front Of Them

- 96% of people draw meaningfully erroneous insights
- Improve >10x with Healthcare.AI
- True of analysts through board of directors
- True of people who are confident or question their abilities
- >75% of clients using Healthcare.AI for substantive decisions
- >95% of clients using Healthcare.AI for some purpose (including Data Quality)
- ~7,800 calls per day


25%
21%
16%
11%
6%
1%
Feb 2018
Jul 2020
Dec 2020
Jan 2020
Typical Time Series


28%
25%
20%
15%
10%
5%
0%
2020-10-31
Feb 2018
Jul 2020
Dec 2020
Jan 2020
Healthcare.AI

HealthCatalyst

© Health Catalyst. Confidential and Proprietary.

Line Chart: https://userlab.hcdatascienceservices.com?testplan=17&stimulusBundle=33&event=26
SPC: https://userlab.hcdatascienceservices.com?testplan=17&stimulusBundle=34&event=26
Results: https://userlab.hcdatascienceservices.com/results?testplan=17&event=26

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Highly Differentiated, Comprehensive Solution

3 Services Expertise (~$3bn TAM)

Consulting

- ✓ Highly specialized
- ✗ Unable to sustain recommended improvements
- ✗ High cost given ad-hoc work

2 Analytics Applications (~$3bn TAM)

Point solution vendors

- ✓ Tailored to specific needs
- ✓ Modern technology/interfaces
- ✗ Difficulty breaking through hundreds of vendors
- ✗ Often closed platforms
- ✗ Difficulty growing sustainable businesses
- ✗ Lack domain expertise

1 Data Platform (~$2bn TAM)

Home grown solutions

- ✓ Control
- ✗ High start-up & maintenance costs
- ✗ Risk of failure
- ✗ Talent shortage

Cross industry tech companies

- ✓ Modern technology
- ✗ Little healthcare content
- ✗ Fluctuating healthcare commitment
- ✗ Not improvement focused

EMR vendors

- ✓ EMR integration
- ✓ Known vendor
- ✗ Rigid architecture, closed approach
- ✗ Slow time-to-value
- ✗ Not improvement focused

HealthCatalyst

Comprehensive solution guiding our clients to greater levels of digital maturity, enabling clinical, financial, and operational improvements

HealthCatalyst

(1) Health Catalyst has multiple new offerings in Tech-enabled Managed Services (TEMS), an offering area in which we have seen materially more sales and pipeline traction over the last several quarters. As a result, we are assessing the TAM (Total Addressable Market) for these offerings. Our current expectation is that *the company's total TAM is materially higher than previously* estimated as a result of these TEMS offerings. More details will be provided over time.

HealthCatalyst

© Health Catalyst. Confidential and Proprietary.

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© Health Catalyst. Confidential and Proprietary. Clients’ Realized Improvements Accelerate Over Time, Reinforcing Decisions to Renew and Expand 16 $1.5B 5.4M 2.9M More client-approved measurable healthcare improvements lives positively impacted care gaps closed Together with our clients, celebrating an important milestone in our journey to fulfill our mission

© Health Catalyst. Confidential and Proprietary. A Health Catalyst Success Story Tech-Enabled Managed Services Improves Quality, Reduces Costs, and Optimizes Engagement As the financial and operational burden of reporting quality measurement in healthcare continues to increase, systems such as Banner Health and Community Health Network (CHNw) look for options to ease their resource spend in this area. These organizations partnered with Health Catalyst in a tech-enabled managed services arrangement for clinical chart abstraction. The result: lower costs, increased value from data, and a positive experience for team members. Challenges & Impact • Huge and increasing demand for data collection and abstraction, driven by registry reporting • Numerous clinicians involved in documentation, abstraction • Data used only for reporting, not analysis for improvement • Impact: Difficulty obtaining timely, accurate data; lost opportunity to learn from data; high costs of manual chart abstraction Results Tech-Enabled Managed Services has improved data quality and yielded these measurable results: • 15% reduction in labor costs for clinical chart abstraction at CHNw • 49% relative improvement in clinical chart abstraction efficiency at Banner Health • 30% relative improvement in team member engagement Solution • Leveraged DOS™ platform to automate the extraction of required data. • Tech-Enabled Managed Services provided by Health Catalyst: - Clinical data abstraction - Data analysis: identify variation and trends in cost, quality, and productivity - Support for the prioritization of improvement opportunities 17

© Health Catalyst. Confidential and Proprietary. 18 Carle Health: Long-term, Significant Partnership Expansion Five-year Deal Signed in Dec 2022, Worth Up to ~$80M Over the Life of the Contract “Carle Health is excited to announce this novel partnership with Health Catalyst. When combined with our own clinical expertise, Health Catalyst will help us transform the way we use data to support organizational decisions and improve patient outcomes. As a transformative health care system, it’s important that we lay the groundwork to ensure we’re able to provide the right solutions that blend data, analytics, and medical expertise to optimize the quality of care we provide for everyone who depends on us.” - Matt Kolb (1), Executive Vice President, Chief Operating Officer at Carle Health ▪ Carle Health is an integrated health system based in Urbana, Illinois that includes 5 hospitals, multi-specialty physician group practices with >1,000 docs & Health Alliance Medical Plans ▪ Health Catalyst and Carle first entered a partnership in 2020. This five-year expansion includes an all-access technology subscription, plus tech-enabled managed services in the areas of analytics, data management, reporting, abstraction and project management ▪ This significant expansion makes Carle one of Health Catalyst’s largest enterprise & tech-enabled managed services clients Partnership Expansion Overview ▪ Five-year deal with Carle Health, worth up to ~$80M over the life of the contract ($16M ARR) ▪ At $11M+ ARR expansion, it represents one of the largest expansion contracts in the company’s history ▪ The contractual growth is inclusive of both technology expansion and tech-enabled managed services (more heavily weighted toward this revenue stream) Contractual Terms ▪ Carle Health made recent decision to become a meaningful shareholder with the open market purchase of Health Catalyst common stock ▪ Matt Kolb (1), Executive Vice President and COO of Carle Health, was appointed to Health Catalyst’s Board of Directors, effective July 1, 2023 Strengthening the Partnership (1) Matt Kolb also serves as a member of our Board of Directors.

© Health Catalyst. Confidential and Proprietary. 19 World-class Team Member Engagement Health Catalyst benefits from highly-engaged team members with low turnover rates, which enables client satisfaction, renewal, and expansion Consistently Recognized as One of the “Best Places to Work” 2015 – Q3 2023 Gallup Overall Engagement Score Percentile KLAS Evangelism Score(1) HIT Average 94%-99% 44 32 (1) Similar to a net promoter score, as of 12/31/22. Overall evangelism score is an average of each Health Catalyst solution’s average evangelism scores. 11th Year in a Row

Dave Ross Chief Technology Officer Tenure at Health Catalyst: 3 years Daniel Burton Chief Executive Officer and Director Tenure at Health Catalyst: 12 years Bryan Hunt Chief Financial Officer Tenure at Health Catalyst: 10 years Holly Rimmasch Chief Clinical Officer Tenure at Health Catalyst: 12 years © Health Catalyst. Confidential and Proprietary. Experienced and Visionary Management Team 20 Tarah Neujahr Bryan Chief Marketing & Communications Officer Tenure at Health Catalyst: 11 years Jason Alger Chief Accounting Officer Tenure at Health Catalyst: 11 years TJ Elbert SVP, Chief Data Officer, and GM of the Data Platform Business Unit Tenure at Health Catalyst: 5 years Kevin Freeman Chief Commercial Officer Tenure at Health Catalyst: 3 years Dan LeSueur SVP and GM of the Professional Services Unit Tenure at Health Catalyst: 12 years Practice Advisory Group Ben Landry General Counsel & Corporate Secretary Tenure at Health Catalyst: 5 years Linda Llewelyn Chief People Officer Tenure at Health Catalyst: 11 years Leslie Falk Chief Client Success Officer Tenure at Health Catalyst: 11 years

© Health Catalyst. Confidential and Proprietary. The Health Catalyst Operating Principles The principles that govern our daily interactions Improvement • We are deeply committed to enabling our clients to achieve and sustain measurable clinical, financial, and operational improvements • We nurture deep, long-term partnerships because achieving and sustaining improvement is a transformational journey (not a quick trip) • We pragmatically balance the vision, priority, and pace of innovation for data and analytics technology. We prioritize innovations that accelerate improvement • We attract, develop, & retain experts who know best practice in their domain, leverage analytics for insight, & accelerate adoption for sustained improvement Ownership • We are accountable, as owners, to enable our clients’ measurable improvements • We make decisions that balance and optimize the interests of our teammates, clients, patients, and owners • We avoid an entitlement mentality and are good stewards of our assets • We don’t micro-manage and we encourage autonomy while also supporting scalable consistency Respect • We recognize the immeasurable value of every individual • We listen carefully to one another and learn from each of our colleagues • We care deeply about our colleagues, including teammates, clients, patients, and owners • We benefit from one another’s diverse backgrounds and experiences Transparency • We courageously tell the truth and we face the truth • We are the same company, culture, and people in all settings • We treat confidential information appropriately, and we protect the private data of our clients’ patients • We recommend the best solutions for our clients, whether or not those solutions come from Health Catalyst 21

© Health Catalyst. Confidential and Proprietary. The Health Catalyst Cultural Attributes The attributes we prioritize in our hiring, retention, and promotion Continuous Learner • I can learn from anyone • I love to learn, and I am a lifelong student • I recognize my mistakes and correct them quickly; I fail fast • I am open to and respond favorably to feedback and coaching • I value my autonomy and use it to gain new knowledge and skills • I recognize that diversity of perspectives leads to better decisions • I am self-aware and seek improvement, personally and professionally • I watch, listen, and learn from others; thank them for their teachings; and apply the teachings to the mastery of my profession Hard Working • I have a deep commitment to massive healthcare improvement • I stick to the task until the job is completed, then take on new work • I lead a balanced, healthy life that enables me to sustain my pace • I am willing to contribute more than my fair share to a project • I make personal sacrifices, as needed, to get the work done • I recognize that not every part of my job will be fun Humble • I listen first • I assume positive intent • I ask for help when I need it • I serve others without looking for recognition • I am secure in my own abilities (quiet self-confidence) • I seek to improve myself before trying to improve others • I am excited when others succeed and I offer sincere praise • I often acknowledge others for their contributions to my success • I frequently express gratitude and appreciation to those around me World-Class • I strive to be the best in the world at what I do by continuously learning • I recognize the importance of excellence in pursuit of our mission • I am well informed about events & trends in healthcare, data & analytics • I actively contribute to the company’s pursuit of excellence—in the data and analytics technology we build, in the domain expertise we provide, and in the functions that support this important work 22

Multiple Strategic Levers to Drive Durable, Long-Term Growth

Expand within our current client base

Upsell TEMS offering to existing clients (~10% TEMS clients out of our ~100 DOS clients and 400+ other existing clients)

Built-in, annual technology escalators

Sell additional apps & services

High dollar-based retention rate: **100%-112%**[1]

Grow our overall client base

98 DOS subscription clients[2] amidst ~1,200 potential clients → ~8% penetration

Cross-sell DOS to hundreds of application-specific clients & cross-sell applications to DOS clients

Monetize Core

Continue M&A and Partnerships

Combine data assets and best-of-breed applications

Selectively pursue transformative M&A to accelerate scale

Best-in-class culture a differentiating factor in sourcing opportunities

Add new applications and services

Developed a multitude of new software applications in last few years[3]

Partnerships and open platform provide insights into new offerings

Recent development of new TEMS offerings (Abstraction and Ambulatory Ops) plus existing technology to support potential new TEMS offerings areas

Accelerates as relationships deepen and dataset grows

Grow addressable market through adjacencies

Additional types of healthcare organizations

International

Expand Opportunity

(1) Overall range from 2017 - 2022 for DOS Subscription Clients, as further defined in our Form 10-K (e.g., excludes clients acquired in Medicity, Able Health, Healthfinch, Vitalware, Twistle, KPI Ninja and ARMUS acquisitions and other non-DOS Subscription Clients).
(2) As of 12/31/22
(3) Added to this figure recently via M&A

HealthCatalyst
© Health Catalyst. Confidential and Proprietary.
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© Health Catalyst. Confidential and Proprietary. Preliminary 2023 Financial Updates & Forward-Looking Commentary 24 • Preliminary Q4 2023 Total Revenue results above guidance midpoint (range of $70.1M to $75.1M) • Preliminary Q4 2023 Adjusted EBITDA results at or above guidance midpoint (range of $0.3M to $2.3M) • Preliminary FY 2023 Total Revenue results above guidance midpoint (range of $291.0M to $296.0M) • Preliminary FY 2023 Adjusted EBITDA results at or above guidance midpoint (range of $10.0M to $12.0M) Preliminary Q4 & FY 2023 Revenue and Adjusted EBITDA 2023 Bookings Performance Forward-Looking Commentary • We anticipate Net New DOS Subscription Client performance for 2023 will be in line with our expectations (both in number of net additions and in average ARR per net new client), with continued encouraging 2024 pipeline. • We anticipate 2023 Dollar-Based Retention Rate will be approximately 100%, below our forecasted range of 102% - 110%, primarily due to a timing delay with a few larger Tech-Enabled Managed Services (TEMS) expansion opportunities. We anticipate we will sign these expansion opportunities, but as we have shared previously, precisely predicting the timing on these larger deals can be challenging. • We will provide 2024 revenue and Adjusted EBITDA guidance, along with our 2024 bookings expectations, on our upcoming Q4 2023 earnings call, consistent with our typical disclosure timeline. • As we continue to drive growth, we anticipate improvement in 2024 Net New DOS Subscription Client bookings and Dollar-Based Retention Rate metrics relative to 2023, supported by continued improvement in the operating environment of our end market. • Based on continued profitability progress, we now anticipate 2024 Adjusted EBITDA of approximately $25 million, and a 2025 Adjusted EBITDA margin target of 10% or greater.

Highly Attractive Operational and Financial Model

Poised for Growth Reacceleration and Profitability

Recurring revenue streams across technology, analytics and services	**>90%**[1] Recurring Revenue
Long-term Revenue Growth Target	**20%+**[2] Long-term Growth Target
Strong client retention and stickiness	**100%-112%**[3] Dollar-based Retention Rate; **34**[4] → **98**[4] (2017 Clients → 2022 Clients)
Improving gross margin	**41%**[5] → **50%**[5] (2017 Adj. Gross Margin → Q1-Q3 2023 Adj. Gross Margin)
Continued Adj. EBITDA leverage	**(1%)**[6] → **~4%**[6] → **10%+**[6] → **20%+**[6] (2022 Adj. EBITDA % of Revenue → 2023 Adj. EBITDA % of Revenue → 2025 Target Adj. EBITDA % of Revenue → Long-term Target Adj. EBITDA % of Revenue)

(1) In 2022
(2) Long-term annual revenue growth goal. Given the unknown timeline, impact and near-term uncertainty of macroeconomic challenges (including inflation) and public health emergencies (including the COVID-19 pandemic), we are unable to predict the extent to which such challenges and emergencies may adversely impact our business operations, financial performance, and results of operations. Please refer to our recent earnings releases and our associated Form 10-K and Form 10-Q for more details on these risks.
(3) Overall range from 2017 - 2022 for DOS Subscription Clients, as further defined in our Form 10-K (e.g., excludes clients acquired in Medicity, Able Health, Healthfinch, Vitalware, Twistle, KPI Ninja and ARMUS acquisitions and other non-DOS Subscription Clients).
(4) DOS Subscription Clients only.
(5) Adjusted Gross Margin is a non-GAAP financial measure we define as our Adjusted Gross Profit divided by our revenue – see Appendix and our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for more information. See Appendix for reconciliation to GAAP.
(6) Excluding D&A, stock-based compensation, tender offer payments deemed compensation, loss on extinguishment of debt, acquisition-related costs, net, non-recurring lease-related charges, income tax provision (benefit), interest expense and other (net) and restructuring charges. Please see the Appendix and our recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for more details.

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© Health Catalyst. Confidential and Proprietary.

25

© Health Catalyst. Confidential and Proprietary. 46 126 130 >350 >440 >520 34 50 65 74 90 9812 76 65 >300 >350 >425 2017 2018 2019 2020 2021 2022 Other DOS Subscription108% 107% 109% 102% 112% 100% 2017 2018 2019 2020 2021 2022 26 (1) Excludes impact of Medicity acquisition, which occurred on June 29, 2018. (2) We calculate our dollar-based retention rate as of a period end by starting with the sum of the Annual Recurring Revenue (ARR) from all DOS subscription clients as of the date 12 months prior to such period end (prior period ARR). We then calculate the sum of the ARR from these same clients as of the current period end (current period ARR). (3) Vast majority of Other clients were acquired via 2018 Medicity acquisition and 2020, 2021 and 2022 acquisitions of Vitalware, Healthfinch, Able Health, Twistle, KPI Ninja and ARMUS. $73 $113 $155 43% 51% 54% 58% 61% 64% 64% 64% 57% 49% 46% 42% 39% 36% 36% 36% 2017 2018 2019 Professional services Technology Total Revenue ($mm) Dollar-based Retention Rate(2) Total Clients (3) 2020 $189 $242 2021 $276 Growth: 54% 37% growth ex-Medicity(1) Growth: 38% Growth: 22% Growth: 28% Growth: 14% 2022 Q1-Q3 ‘22 Growth: 7% $221 $207 Q1-Q3 ‘23 High Engagement, Satisfaction & Expansion Produces a High-Growth, Predictable, Recurring Revenue Business

© Health Catalyst. Confidential and Proprietary. High Engagement, Satisfaction & Expansion Leads to Technology Gross Margin Expansion 27 41% 48% 52% 50% 53% 53% 50% 64% 66% 67% 68% 69% 69% 69% 24% 29% 35% 25% 27% 24% 16% 2017 2018 2019 2020 2021 2022 Q1-Q3 2023 Total Adjusted Gross Margin Adjusted Technology Gross Margin Adjusted Professional Services Gross Margin Adjusted Gross Margin(2) Adj. Gross Profit(1) ($mm) $30 $54 $81 $95 $128 $146 $109 (1) Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, stock-based compensation, tender offer payments deemed compensation, acquisition-related costs, net, and restructuring charges. Please see the Appendix and our recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for more details. (2) Adjusted Gross Margin is a non-GAAP financial measure that we define as our Adjusted Gross Profit divided by our revenue. Please see the Appendix and our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for more information.

© Health Catalyst. Confidential and Proprietary. Our Tech-enabled Managed Services arrangements include long-term contracts (~5 years) for both Tech and Pro Services, which create loyal client relationships. These deals are typically large & require limited incremental Opex, which drives Adj. EBITDA margin in line with our long-term targets over time. Typical Contract Structure • TEMS relationships are structured as long-term contracts with technology subscription renewal or expansion (at typical technology gross margin levels) • Health Catalyst typically re-badges existing health system team members within the applicable functional area • Health Catalyst provides a cost savings to the client’s existing spend, typically starting nine months after contract signing • The TEMS Pro Services gross margin starts out low in Year 1 and grows to ~25% over a few year period by leveraging our technology, finding scale efficiencies, and improving processes to reduce the labor footprint • Year 5 margin profile roughly represents the steady state margin profile Tech-Enabled Managed Services (“TEMS”): Unit Economics 28 Illustrative TEMS Pro Services Gross Margin Over Time ~0% ~10% ~25% 0% 5% 10% 15% 20% 25% Year 1 Run Rate Contracts typically start at a low gross margin in year 1, typically between 0% - 10% As these contracts ramp over a few year period and efficiencies are realized, gross margins increase to ~25%. Additionally, there is very little incremental Opex associated with these contracts, which drives Adj. EBITDA margin in line with our long-term targets over time.

Long Term Target Model (Non-GAAP)

		2019 (IPO year)	2020	2021	2022	Q1-Q3 2023	Long-Term Goals[3]
Total Revenue Growth		38%	22%	28%	14%	7%	20%+
Adj. Gross Margin[1]		52%	50%	53%	53%	50%	
Operating Expenses[2]	S&M as % of Revenue	28%	22%	21%	20%	15%	
	R&D as % of Revenue	27%	24%	21%	20%	19%	
	G&A as % of Revenue	15%	15%	15%	14%	11%	
Adj. EBITDA Margin[2]		(18%)	(11%)	(5%)	(1%)	4%	20%+

2025 mid-term targets of 10%+ Adj. EBITDA margin and meaningful positive adjusted free cash flow

HealthCatalyst

© Health Catalyst. Confidential and Proprietary.

(1) Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, stock-based compensation, tender offer payments deemed compensation, acquisition-related costs, net, and rest. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. Please see the Appendix and our recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for more details.
(2) Excluding D&A, stock-based compensation, tender offer payments deemed compensation, loss on extinguishment of debt, acquisition-related costs, net, non-recurring lease-related charges, income tax provision (benefit), interest expense and other (net), restructuring charges and litigation costs. Please see the Appendix and our recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for more details.
(3) Long-term annual revenue growth goal. Given the unknown timeline, impact and near-term uncertainty of macroeconomic challenges (including inflation) and public health emergencies (including the COVID-19 pandemic), we are unable to predict the extent to which such challenges and emergencies may adversely impact our business operations, financial performance, and results of operations. Please refer to our recent earnings releases and our associated Form 10-K and Form 10-Q for more details on these risks.

29

© Health Catalyst. Confidential and Proprietary. Appendix

Healthcare Success: Proven Methodology

Revenue

Payment
- ⇧ Collection Rate
- ⇧ Cash Acceleration
- ⇧ Payer Contracts

Volume
- ⇧ Capacity
- ⇧ Access
- ⇩ Referral Leakage
- ⇧ Care Expansion

Expansion
- ⇧ Service Lines
- ⇧ M&A
- ⇧ Trials Revenue
- ⇧ Digital Retail

Cost

Labor
- ⇩ Labor Costs
- ⇩ Staffing Contracts
- ⇧ Provider Contracts
- ⇧ Outsourcing

Supply Chain
- ⇩ Pharmacy Supply Costs
- ⇩ Surgical Supply Costs
- ⇩ General Supply Costs
- ⇩ Blood Utilization

Other
- ⇩ Vendor Costs
- ⇩ Clinical Support Services Costs
- ⇧ Ambulatory Operations Efficiency
- ⇧ Analytics Efficiency
- ⇩ Building & Equipment Costs

⇧ Cost Accuracy and Transparency

Quality

Clinical Operations
- ⇩ Readmissions
- ⇧ Outcomes Excellence
- ⇧ Research & Operations

Patient Safety
- ⇩ Events & Infections
- ⇩ Liability
- ⇧ Safety Excellence
- ⇧ Voluntary Reporting

Population Health
- ⇧ Care Management
- ⇧ Quality Measures Performance
- ⇧ Financial & Operations

⇧ COVID-19 Response

1. **Integrate All Revenue, Cost, and Quality Data**
2. **Identify Variation and Generate Actionable Analytics Insights**
3. Apply Expertise to Drive Sustainable Improvements
4. **Quantify and Communicate Value**

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31

Comprehensive Solution for Data-informed Improvement


3
Services Expertise
(~$3bn TAM)
Enable and accelerate data-informed improvement with the assistance of analytical, clinical, financial, and operational experts
2
Analytics Applications
(~$3bn TAM)
Deliver insights on how to measurably improve through the use of analytics applications
1
Data Platform
(~$2bn TAM)
Integrate data in a flexible, open, and scalable platform to power healthcare's digital transformation

(1) Health Catalyst has multiple new offerings in Tech-enabled Managed Services (TEMS), an offering area in which we have seen materially more sales and pipeline traction over the last several quarters. As a result, we are assessing the TAM (Total Addressable Market) for these offerings. Our current expectation is that *the company's total TAM is materially higher than previously* estimated as a result of these TEMS offerings. More details will be provided over time.

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© Health Catalyst. Confidential and Proprietary. Strong Balance Sheet & High Confidence in our Outlook / Profitability Levels Leading to Share Repurchase Program and Insider Purchases Share Repurchase Program • Dan Burton (CEO & Director): ~$6M(1) • Duncan Gallagher (Director): ~$175K Insider Purchases • Authorization to purchase up to $40 million of HCAT Common Stock • Demonstrates our confidence in the future of our business and our commitment to creating long-term, sustainable value for our shareholders, our clients and our team members • We believe the current market does not reflect the long-term value of our shares of common stock and this share repurchase program will allow us to unlock more of the long-term value and opportunity we see ahead As of ending Q3 2023, >$345M of cash and equivalents on our balance sheet (1) Inclusive of open market purchases and option exercises in 2022 and 2023. 33

Allina Health: High-Value Data & Analytics Drive $33M+ in Quality & Operations Improvements

***The Challenge:* As the Breadth, Complexity, and Volume of Healthcare Data Grow, Allina Health Recognized the Need to Manage Data as a Strategic Asset by Ensuring Ongoing Data Utilization and Building Capacity for Continuous, Data-driven Improvement.**

The Health Catalyst Solution

3 Expert Services

Health Catalyst **analytics engineers**, **data scientists**, and **domain experts** partnered closely with Allina teams to **use high-value data and analytics to unlock the highest value use cases** and **accelerate time to value**.

2 Analytics Applications

90+ applications and accelerators surface **high-value data and analytics** to **augment insights**, **stratify risk**, **prioritize opportunities**, and **monitor and report outcomes**. *Key examples:*



Key Process Analysis (KPA)
Identify highest value opportunities



Blood Utilization
Improve blood management



Spine Pain
Improve care and outcomes



Patient Safety (e.g., CAUTI)
Prevent and manage complications

1 Data and Analytics Platform (DOS™)

DOS data and analytics platform enabled Allina Health to **integrate, organize, and enhance** 65 **different data sources**—clinical, financial, and operational. *Key capabilities used:*

- Source Connectors
- Reusable Data Logic
- Expert Data Collections



Self-Service Analytics—Pop Insights, Pop Analyzer, Healthcare.AI, IDEA (data entry)—enable both technical and non-technical users to easily build populations; create reusable data elements; and explore, analyze, and report on data.

Data-Driven Insights and Measurable Results

Key Opportunities Identified

Length of stay | Readmissions | Supply costs

Key Improvements

Operational Improvements

- $33M+ **in positive margin impact** by expense reduction and additional hospital inpatient and outpatient revenue.
- $2.3M decrease in **annual blood product acquisition costs**.
- Improved care for patients undergoing spine surgery
  - 31% of expected **complications** avoided
  - 22% relative reduction in **surgical site infections**
  - 8.8% relative reduction in **length of stay**
- 350K+ **unique sessions** in Allina Health's top 10 analytics applications and accelerators in one year.

"

Unleashing the data at Allina Health *has been key to increasing organizational efficiency, reducing costs, and improving outcomes for our patients.*

—Jonathan Shoemaker, SVP, CIO, Allina Health

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34

Carle Health & Health Alliance: Solution Uncovers $10M+ in Population Health Opportunities

***The Challenge:** For Carle Health and Health Alliance[1], Burdensome Manual Data Collection and Reporting Processes made it Difficult—and Time-consuming—to Identify and Address Opportunities for Value-based Care Improvement Across its Populations.*

The Health Catalyst Solution

3 Expert Services

Health Catalyst **population health domain expert** partnered with Carle Health and Health Alliance teams to surface **compelling, actionable insights** for the **best opportunities for success in value-based care**—providing **practical guidance for transformation** to reduce cost and utilization, increase quality scores, improve patient outcomes, and **accelerate time to value**.

2 Analytics Applications



Value Optimizer
surfaces insights—mined from claims data and enhanced by terminology, groupers, logic, and additional data from DOS—to instantly identify the most promising and impactful opportunities for value-based care (VBC) performance improvement.

1 Data and Analytics Platform (DOS™)

DOS data and analytics platform enabled integration, organization, and enhancement of 13 Carle source systems, +10 Health Alliance source systems, +37 different physician claim formats from the Carle clinically integrated network (CIN). *Key capabilities used:*

- Source Connectors
- Cloud-based
- Reusable Data Logic
- Expert Data Collections



Self-Service Analytics—Pop Insights, Pop Analyzer, Healthcare.AI— enable both technical and non-technical users to easily build populations; create reusable data elements; and explore, analyze, and report on data.

Data-Driven Insights and Measurable Results

Key Opportunities Identified

Cost, utilization, and performance metrics across 10 key population health areas, *including:*

Emergency department utilization | Inpatient utilization
Ambulatory utilization | Post-acute care

Key Improvements

Financial Improvements

- **$10M+** in **cost and utilization** opportunity identified
- **$100K manual labor costs avoided** by eliminating multiple iterations and meetings to obtain the necessary data and analyses

Operational Improvements

- **>90%** improvement in **analytic efficiency;** analyses that previously required months to complete are now complete in minutes

> "***Value Optimizer*** *allows us to uncover opportunities quickly and easily without building a data set to see the likely impact. We can quickly drill down into the data and recommend potential interventions.*
>
> —Rich Balbach, Director
> Clinical and Business Intelligence
> Health Alliance

(1) Health Alliance Medical Plans is a leading provider-driven health plan.

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MultiCare Health System: *Operational and Charge Capture Improvements Help Realize $75M+ in Annual Revenue*

***The Challenge:** Inconsistent Improvement Methods, Differing Competencies, and Inefficient Data Collection and Analytics were Impeding MultiCare Health System's Ability to Improve—Leaving Financial and Operational Metrics Below Expectations.*

The Health Catalyst Solution

3 Expert Services

Health Catalyst experts partnered with MultiCare teams to help increase **organizational alignment**, boost **data utilization** and **analytic acumen** for more **proactive revenue management**, and realize **new efficiencies** by optimizing technology and processes.

2 Analytics Applications

20+ applications and accelerators surface **high-value data and analytics** to **augment insights, stratify risk, prioritize opportunities**, and **monitor and report outcomes**. *Key examples:*



Key Process Analysis (KPA)
Identify highest value opportunities



VitalIntegrity
Improve charge capture and revenue performance



Departmental Explorer
Review and improve operational efficiency

1 Data and Analytics Platform (DOS™)

DOS data and analytics platform enabled MultiCare Health System to **integrate, organize, and enhance** 35 **different data sources**—clinical, financial, and operational. *Key capabilities used:*

- Source Connectors
- Cloud-based
- Reusable Data Logic
- Expert Data Collections



Self-Service Analytics—Pop Insights, Pop Analyzer, Healthcare.AI, IDEA (data entry)—enable both technical and non-technical users to easily build populations; create reusable data elements; and explore, analyze, and report on data.

Data-Driven Insights and Measurable Results

Key Opportunities Identified

Charge capture | Contribution margins | Length of stay

Key Improvements

Financial Improvements

- **$6.1M net revenue retained,** the result of resolving more than 350 charge capture issues.
- **$48M in revenue,** surpassing three-year market share goals in year two.
  - Overall market share improved in every submarket.

Clinical Improvements

- **$24M in savings,** the result of a 0.6-day reduction in LOS across the health system.

"***VitalIntegrity** enabled us to **efficiently identify and resolve charge capture issues,** retaining **$6.1M** in net revenue in just three months, while supporting **root cause analyses** for ongoing process improvement."*

—Nicole Gorder, MBA,
Executive Director of Revenue Integrity & CDM
MultiCare Health System

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36

INTEGRIS: Healthcare.AI Helps Drive Executive Alignment and Decision-making

***The Challenge:* INTEGRIS Health had High Volumes of Data but Lacked the Timely, Accurate, and Actionable Insight Needed to Support Key Leadership Decisions and Drive Meaningful Improvements.**

The Health Catalyst Solution

3 Expert Services

Health Catalyst's **analytics engineers, data scientists**, and **domain experts** partnered with INTEGRIS teams to **optimally leverage integrated data, analytics, and machine-learning-driven algorithms** to identify and realize meaningful opportunities for improvement.

2 Analytics Applications

Touchstone® enabled INTEGRIS to analyze risk-adjusted benchmarks and integrated machine-learning algorithms to enhance understanding of performance compared to peer organizations—and proactively prioritize improvement opportunities.





Healthcare.AI capabilities, integrated within Touchstone and other BI tools, deliver **easy-to-use statistical and AI capabilities** to help analysts produce **more accurate, faster insights.**

1 Data and Analytics Platform (DOS™)

DOS data and analytics platform **enabled integration, organization, and enhancement of 10 different data source systems**. *Key capabilities used:*

- Source Connectors
- Cloud-based
- Reusable Data Logic
- Expert Data Collections







Self-Service Analytics—Pop Insights, Pop Analyzer, Healthcare.AI enable both technical and non-technical users to easily build populations; create reusable data elements; and explore, analyze, and report on data

Data-Driven Insights and Measurable Results

Key Opportunities Identified

Value-based care measures performance | Patient safety targeted mortality and readmissions (e.g., sepsis)

Key Improvements

Financial Improvements

- **Aligned executive incentives** based on shared understanding of **highest value and most actionable improvement opportunities**
- **$500K** saved **annually** by sunsetting a third-party benchmarking tool

Clinical Improvements

- **50x faster data refresh** than previous benchmarking tool—and benchmarks are now **more adaptive** as well as **more detailed**

"*__Using DOS and Touchstone has been transformational__ for our organization. The data and analytics are exactly what our CEO, CMO, and CNE need to set our organization's course. We've effectively __separated the signals from noise in the data__ and are able to __clearly see where the organization needs to go__.*

—Benjamin Mansalis, MD
Chief Information Officer, INTEGRIS Health

We are using generative AI to __exponentially increase the efficiency and overall business success of specific human capital-intensive tasks__. Generative AI has been especially powerful when workflows are driven by narrative/written language, which is common in our chart abstraction use cases today, and __we expect to be equally powerful as we expand our TEMS offerings into other workflow-heavy areas.__

—Dave Ross
Chief Technology Officer, Health Catalyst

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37

Historical M&A Transactions



$mm
Transaction value amount (1)
Medicity
June 2018
Health Catalyst IPO
July 2019
Able Health
$27
February 2020
healthfinch
$40
July 2020
vitalware
$120
September 2020
twistle
~$105
July 2021
KPININJA
~$33
February 2022
ARMUS
~$15
April 2022
ERS
~$13.5
October 2023

M&A Strategy

- **Ability to integrate and scale software applications on top of DOS platform**
- **Broadens value proposition to existing and new clients**
- **Primary focus on applications layer**
  - Hundreds of opportunities
  - Gross margin accretive
  - Faster time to market (buy vs. build)
- **Additional focus areas in adjacent markets**
  - Life Sciences
  - International
- **Wide range of targets → tuck-ins to larger transactions**
- **COVID-19 accelerated certain M&A opportunities**
- **HCAT is destination of choice for many targets given cultural differentiation**

Note: Transaction close date shown

(1) Transaction value includes only the upfront purchase price amount anticipated at the time of the execution of the respective acquisition agreements

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© Health Catalyst. Confidential and Proprietary. How We Engage With Our Clients All-Access Option 1 Includes subscription access to DOS and all Analytics Applications Based on client size and data footprint; includes annual price escalators Includes opportunity to upsell additional applications Includes subscription access to DOS only or DOS plus selected Analytics Applications Recurring access to a specific number of FTEs that is listed in the contract Overview Technology Access Subscription Professional Services Subscription Limited-Access / Modular Option 2 Historically the majority of our DOS Subscription Clients have chosen an enterprise contract model All-access provides clients budget predictability and use-case flexibility and aligns with clients’ increases in improvements, data sources, users, and analytics applications 39

A Single Clinical, Financial, or Operational Question Often Requires Integrated Data from Multiple Source Systems


Questions answered
✓ Clinical
How do I improve my system's sepsis care?
✓ Financial
How do I reduce my hip and knee cost per case?
✓ Operational
How are new treatment protocols impacting length of stay and satisfaction?
Data sources needed
EHR, Claim, Clinical Specialty, etc.
EHR, Financial ERP, Claims
EHR, Clinical Specialty, Patient Satisfaction, etc.
Use cases
1 Health Catalyst Analytics Applications
HealthCatalyst
2 Health Catalyst Professional Services Organization
3 Client Developed Applications & Algorithms
4 3rd Party Applications & Services
Data platform
DOS: ingests, integrates and organizes data sources
Data sources
EHR (e.g. Cerner, Epic, Meditech)
Financial (e.g. Lawson, EPSI)
Billing (e.g. McKesson)
HR/ERP (e.g. Peoplesoft, AP1)
Claims (e.g. QXNT, CMS)
Clinical Specialty (e.g. Lab, Rad. Rx, Clin Op Systems)
Patient Satisfaction (e.g. Press Ganey)
Other (e.g. benchmarking, homegrown)

HealthCatalyst
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40

A typical problem facing a healthcare organization most often requires data from multiple source systems: *Sepsis example*

	Question?	Required Data Source
1	How many cases of sepsis did we have last year?	EMR (Epic, Cerner, Meditech)
2	Is our sepsis mortality rate above industry benchmarks?	Benchmarking (Truven, UHC, Touchstone)
3	How much did those sepsis cases cost?	Financial (Lawson, EPSI)
4	What were the readmission rates of my sepsis population?	Claims (QXNT, CMS, etc.)
5	What lab or pharmacy tests were ordered for these sepsis patients?	Lab (Quest, LabCorp) Pharmacy (McKesson, Cardinal)

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41

© Health Catalyst. Confidential and Proprietary. (1) Healthcare Analytics Adoption Model created by Health Catalyst’s former CTO Dale Sanders; HIMSS was granted a creative commons copyright, which they call HIMSS Analytics Adoption Model for Analytics Maturity (AMAM) https://www.himssanalytics.org/amam Customer’s Path to Greater Digital Maturity with Health Catalyst The Healthcare Analytics Adoption Model Pre-Health Catalyst Early implementation Maturity Improve Health & Reduce Variation Level 9 Direct-to-Patient Analytics & Artificial Intelligence Level 8 Personalized Medicine & Prescriptive Analytics Level 7 Clinical Risk Intervention & Predictive Analytics Level 6 Population Health Management & Suggestive Analytics Level 5 Waste & Care Variability Reduction Increase Efficiency Level 4 Automated External Reporting Level 3 Automated Internal Reporting Level 2 Standardized Vocabulary & Patient Registries Level 1 Enterprise Data Operating System Level 0 Fragmented Point Solutions 42

GAAP to Non-GAAP Reconciliation: Gross Profit and Gross Margin

	Year Ended 31-Dec-2017		
(in thousands, except percentages)	Technology	Professional Services	Total
Revenue	$31,693	$41,388	$73,081
Cost of Revenue, Excluding Depreciation and Amortization	($11,610)	($32,032)	($43,642)
Gross Profit, Excluding Depreciation and Amortization	**$20,083**	**$9,356**	**$29,439**
Add:			
Stock-Based Compensation	65	514	579
Adjusted Gross Profit	**$20,148**	**$9,870**	**$30,018**
Gross Margin, Excluding Depreciation and Amortization	*63%*	*23%*	*40%*
Adjusted Gross Margin	*64%*	*24%*	*41%*

	Year Ended 31-Dec-2018		
(in thousands, except percentages)	Technology	Professional Services	Total
Revenue	$57,224	$55,350	$112,574
Cost of Revenue, Excluding Depreciation and Amortization	($19,429)	($40,423)	($59,852)
Gross Profit, Excluding Depreciation and Amortization	**$37,795**	**$14,927**	**$52,722**
Add:			
Stock-Based Compensation	78	480	558
Tender Offer Payments Deemed Compensation[1]	28	284	312
Acquisition-related costs, net[2]	0	337	337
Adjusted Gross Profit	**$37,901**	**$16,028**	**$53,929**
Gross Margin, Excluding Depreciation and Amortization	*66%*	*27%*	*47%*
Adjusted Gross Margin	*66%*	*29%*	*48%*

	Year Ended 31-Dec-2019		
(in thousands, except percentages)	Technology	Professional Services	Total
Revenue	$83,975	$70,966	$154,941
Cost of Revenue, Excluding Depreciation and Amortization	($27,797)	($47,548)	($75,345)
Gross Profit, Excluding Depreciation and Amortization	**$56,178**	**$23,418**	**$79,596**
Add:			
Stock-Based Compensation	200	968	1,168
Acquisition-related costs, net[2]	0	108	108
Adjusted Gross Profit	**$56,378**	**$24,494**	**$80,872**
Gross Margin, Excluding Depreciation and Amortization	*67%*	*33%*	*51%*
Adjusted Gross Margin	*67%*	*35%*	*52%*

	Year Ended 31-Dec-2020		
(in thousands, except percentages)	Technology	Professional Services	Total
Revenue	$110,467	$78,378	$188,845
Cost of Revenue, Excluding Depreciation and Amortization	($35,604)	($62,473)	($98,077)
Gross Profit, Excluding Depreciation and Amortization	**$74,863**	**$15,905**	**$90,768**
Add:			
Stock-Based Compensation	803	3,453	4,256
Adjusted Gross Profit	**$75,666**	**$19,358**	**$95,024**
Gross Margin, Excluding Depreciation and Amortization	*68%*	*20%*	*48%*
Adjusted Gross Margin	*68%*	*25%*	*50%*

	Year Ended 31-Dec-2021		
(in thousands, except percentages)	Technology	Professional Services	Total
Revenue	$147,718	$94,208	$241,926
Cost of Revenue, Excluding Depreciation and Amortization	($47,516)	($76,838)	($124,354)
Gross Profit, Excluding Depreciation and Amortization	**$100,202**	**$17,370**	**$117,572**
Add:			
Stock-Based Compensation	2,063	8,047	10,110
Acquisition-related costs, net[2]	61	127	188
Adjusted Gross Profit	**$102,326**	**$25,544**	**$127,870**
Gross Margin, Excluding Depreciation and Amortization	*68%*	*18%*	*49%*
Adjusted Gross Margin	*69%*	*27%*	*53%*

	Year Ended 31-Dec-2022		
(in thousands, except percentages)	Technology	Professional Services	Total
Revenue	$176,288	$99,948	$276,236
Cost of Revenue, Excluding Depreciation and Amortization	($56,642)	($86,407)	($143,049)
Gross Profit, Excluding Depreciation and Amortization	**$119,646**	**$13,541**	**$133,187**
Add:			
Stock-Based Compensation	2,058	8,230	10,288
Acquisition-related costs, net[2]	351	655	1,006
Restructuring Charges[3]	229	1,139	1,368
Adjusted Gross Profit	**$122,284**	**$23,565**	**$145,849**
Gross Margin, Excluding Depreciation and Amortization	*68%*	*14%*	*48%*
Adjusted Gross Margin	*69%*	*24%*	*53%*

	9-Months Ended 30-Sep-2023		
(in thousands, except percentages)	Technology	Professional Services	Total
Revenue	$140,483	$80,371	$220,854
Cost of Revenue, Excluding Depreciation and Amortization	($45,755)	($73,774)	($119,529)
Gross Profit, Excluding Depreciation and Amortization	**$94,728**	**$6,597**	**$101,325**
Add:			
Stock-Based Compensation	1,408	5,682	7,090
Acquisition-related costs, net[2]	208	298	506
Restructuring Charges[3]	12	434	446
Adjusted Gross Profit	**$96,356**	**$13,011**	**$109,367**
Gross Margin, Excluding Depreciation and Amortization	*67%*	*8%*	*46%*
Adjusted Gross Margin	*69%*	*16%*	*50%*

(1) Tender offer payments deemed compensation relate to employee compensation from repurchases of common stock at a price in excess of its estimated fair value.
(2) Acquisition-related costs, net included in the Adjusted Gross Profit reconciliation relate to post acquisition restructuring costs and deferred retention expenses incurred as part of business combinations.
(3) Restructuring charges include severance and other team member costs from workforce reductions.

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GAAP to Non-GAAP Reconciliation: Adjusted EBITDA

	9 Months Ended September 30,		Year Ended December 31,					
(in thousands)	2023	2022	2022	2021	2020	2019	2018	2017
Net loss	($87,835)	($101,621)	($137,403)	($153,210)	($115,017)	($60,096)	($61,984)	($47,035)
Add:								
Interest and other expense, net	($6,490)	$2,700	$1,678	$16,458	$11,572	$3,419	$2,024	$1,469
Loss on extinguishment of debt	$0	$0	$0	$0	$8,514	$1,670	$0	$0
Income tax provision (benefit)	$213	($4,339)	($4,280)	($6,898)	($1,194)	$142	($135)	$26
Depreciation and amortization	$31,919	$36,633	$48,297	$37,528	$18,725	$9,212	$7,412	$5,892
Stock-based compensation	$42,745	$53,356	$72,104	$65,145	$37,957	$17,844	$4,198	$4,241
Tender offer payments deemed compensation(1)	$0	$0	$0	$0	$0	$0	$8,318	$0
Acquisition-related costs, net(2)	$3,102	$3,188	$4,894	$27,929	$16,758	$446	$2,114	$0
Restructuring costs(3)	$2,055	$4,499	$8,425	$0	$0	$0	$0	$0
Non-recurring lease-related charges(4)	$2,681	$3,700	$3,798	$1,800	$1,398	$0	$0	$0
Litigation costs(5)	$21,279	$0	$0	$0	$0	$0	$0	$0
Adjusted EBITDA	**$9,669**	**($1,884)**	**($2,487)**	**($11,248)**	**($21,287)**	**($27,363)**	**($38,053)**	**($35,407)**

(1) Tender offer payments deemed compensation relate to employee compensation from repurchases of common stock at a price in excess of its estimated fair value.
(2) Acquisition-related costs, net impacting Adjusted EBITDA includes third party fees associated with due diligence, deferred retention expenses, and post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earnout payments.
(3) Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other minor miscellaneous charges.
(4) Includes the lease-related impairment charge for the subleased portion of our corporate headquarters and duplicate rent expense incurred during the relocation of our corporate headquarters.
(5) Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

HealthCatalyst
© Health Catalyst. Confidential and Proprietary.
44

GAAP to Non-GAAP Reconciliation: Adjusted Operating Expenses

	9 Months Ended September 30,		Year Ended December 31,					
(in thousands)	2023	2022	2022	2021	2020	2019	2018	2017
Operating expenses	$195,437	$205,391	$273,192	$261,222	$186,893	$134,461	$112,817	$74,979
Less:								
Depreciation and amortization	($31,919)	($36,633)	($48,297)	($37,528)	($18,725)	($9,212)	($7,412)	($5,892)
Stock-based compensation	($35,655)	($45,711)	($61,816)	($55,035)	($33,701)	($16,676)	($3,640)	($3,662)
Tender offer payments deemed compensation (1)	$0	$0	$0	$0	$0	$0	($8,006)	$0
Acquisition-related costs, net (2)	($2,596)	($2,412)	($3,888)	($27,741)	($16,758)	($338)	($1,777)	$0
Restructuring costs (3)	($1,609)	($4,252)	($7,057)	$0	$0	$0	$0	$0
Non-recurring lease-related charges (4)	($2,681)	($3,700)	($3,798)	($1,800)	($1,398)	$0	$0	$0
Litigation costs (5)	($21,279)	$0	$0	$0	$0	$0	$0	$0
Adjusted Operating Expenses	**$99,698**	**$112,683**	**$148,336**	**$139,118**	**$116,311**	**$108,235**	**$91,982**	**$65,425**
Adjusted Operating Expenses as % of Revenue	*45%*	*54%*	*54%*	*58%*	*62%*	*70%*	*82%*	*90%*

(1) Tender offer payments deemed compensation relate to employee compensation from repurchases of common stock at a price in excess of its estimated fair value.
(2) Acquisition-related costs, net impacting Adjusted EBITDA includes third party fees associated with due diligence, deferred retention expenses, and post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earnout payments.
(3) Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other minor miscellaneous charges.
(4) Includes the lease-related impairment charge for the subleased portion of our corporate headquarters and duplicate rent expense incurred during the relocation of our corporate headquarters.
(5) Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

HealthCatalyst

© Health Catalyst. Confidential and Proprietary.

45